AIRCRAFT SALE AND PURCHASE AGREEMENT (20192 and 20202)


              THIS AIRCRAFT SALE AND PURCHASE AGREEMENT (20192 and 20202) (this "Sale Agreement"), dated as of December 22, 2005, is by and among AeroCentury Corp., a United States, State of Delaware corporation ("Purchaser") and Denim Air Lease & Finance B.V., a Dutch corporation ("Seller").

                                                W I T N E S S E T H:

         WHEREAS, Seller desires to sell and transfer title, and Purchaser desires to purchase and acquire title, of the two Aircraft defined herein and Purchaser also desires to purchase from VLM the Other Aircraft;

         WHEREAS, contemporaneously with the purchase and sale of the Aircraft and the Other Aircraft, Purchaser and VLM will enter into lease agreements whereunder VLM, shall lease the Aircraft and the Other Aircraft from Purchaser;

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Definitions. The following terms, when capitalized, shall have the following meanings for all purposes of this Sale Agreement, except where the context otherwise requires and all other capitalized terms used herein, but not otherwise defined herein, shall be as defined in each Lease, as defined below, a copy of which has been supplied to Seller for reference and which definitions and descriptions as needed, are hereby incorporated by reference:

           "Aircraft" shall mean, each Airframe, together with its respective Engines, Propellers, landing gear, each, as equipped with all Parts, equipment, components and accessories installed therein or thereon, identified in Schedule 1 hereto and, in each case, as more fully described and defined in each Lease and all specifications and descriptions of "Aircraft" "Airframe", "Engines", and "Propellers" and "Parts" leased thereunder and including all Aircraft Documents as also defined in each Lease and notwithstanding any, more limited description of the "Aircraft" under the Bill of Sale, the description of the "Aircraft" under the respective Lease shall, without further notation in the corresponding Bill of Sale, be the "Aircraft" conveyed under such Bill of Sale. The term "Aircraft" refers to the Aircraft collectively and individually.

         "Bill of Sale" shall mean, the Bill of Sale for each Aircraft in the form of Exhibit A hereto.

          "Closing" shall mean the closing of the Aircraft purchase and sale and simultaneous leasing transaction contemplated by this Sale Agreement.

         "Closing Date" shall mean the date of Closing as such term is defined in Section 2(c) of this Sale Agreement.



         "Cross Receipt and Acceptance Certificate" shall mean the Cross Receipt and Acceptance Certificate for each Aircraft to be executed and delivered by Seller and Purchaser on the Closing Date, in the forms of Exhibit B attached hereto.

         "Deed of Transfer" means the notarial deed of transfer to be executed by the Seller and the Purchaser before a notary on the Closing Date, substantially in the form of Exhibit C attached hereto.

          "Lease" means each Lease Agreement, dated of even date herewith, between the Seller and VLM relating to each of the Aircraft, as supplemented and amended.

         "Other Aircraft" means the two Fokker Model F27 Mk050 aircraft bearing manufacturer's serial number 20177 (bearing Belgian registration number OO-VLX) and serial number 20181 (bearing Belgian registration number OO-VLY) to be purchased by Purchaser from VLM and leased back to VLM by Purchaser on the same terms and conditions as the Aircraft.

           "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "VLM" shall mean VLM Airlines N.V., a Belgian corporation and Affilate of Seller.

 2. CLOSING OF PURCHASE AND SALE.

         (a) Sale and Purchase. Subject to the terms and conditions set forth in this Sale Agreement, Seller agrees to sell and deliver and Purchaser agrees to purchase and take delivery of both of the Aircraft on the Closing Date (as set forth in Section 2(c)).

         (b) Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for each Aircraft shall be US$2,200,000, free and clear of all taxes for which Seller is responsible under this Sale Agreement. Purchaser shall retain US$40,000 per Aircraft for application to the first month's Rent and US$80,000 per Aircraft to be paid by VLM (as "Lessee" under each Lease) as the Security Deposit under each Lease, so that at Closing, Purchaser shall, by wire transfer of readily available funds for value on the date due, wire the amount of US$2,080,000 per Aircraft, to such Seller bank account, in common with VLM, pursuant to wire transfer instructions Seller shall have provided Purchaser, in writing, prior to Closing.

         (c) Closing Date and Place. The closing of this purchase and sale shall occur on or before, and no later than the close of business in Brussels, Belgium, December 23, 2005 or such other date as mutually agreed by Purchaser and Seller (the "Closing Date"). The Closing shall take place in the offices of Allen & Overy, Mr. Werner Eyskens ("Belgian Counsel"), or such other location as is mutually agreeable to the parties.

3. CLOSING CONDITIONS AND PROCEDURES

         (a) Conditions Precedent to Purchaser's Obligations. It shall be a condition precedent to Purchaser's obligations to purchase each Aircraft as contemplated hereunder that:

                  (i) the items to be delivered by Seller at Closing by Seller under Section 3(c) shall have been delivered to Purchaser;

                  (ii) Seller and VLM shall each have executed and delivered to Purchaser the Operative Documents to which Seller and VLM are each a party or which are required to be delivered by Seller or VLM;

                  (iii) Purchaser shall have received:

                    (A) a copy of Seller's statutes, articles of incorporation, association or organization and other constituent documents certified as of the Closing Date by a duly authorized officer of Seller as being true, correct and current;

                    (B) a copy of the resolutions of the Board of Directors of Seller certified as of the Closing Date by a duly authorized officer of Seller duly authorizing execution, delivery and performance by of this Sale Agreement and all other Operative Documents;

                    (C) an incumbency or other certificate or document appropriate under Dutch law as to the person or persons authorized to execute and deliver this Sale Agreement on behalf of Seller and all documents, including all Operative Documents to which Seller is a party, described herein required to be executed and delivered by Seller hereunder, or other equivalent document sufficient under Dutch Law;

                    (D) written evidence from Eurocontrol (supplied by Seller or obtained with the written cooperation of Seller) that no charges, fees, or other amounts are due, payable, or past due with respect to the Aircraft or any operation thereof.

                  (iv) Purchaser and the Lessor's Lender shall have received (or assurances of receipt promptly after Closing) an opinion of Allen & Overy, Amsterdam covering such matters as Purchaser shall reasonably request in order to accomplish the Transaction as contemplated by the Operative Documents;

                  (v) Purchaser shall have received all other documentation reasonably necessary to consummate the transactions contemplated hereby and reasonably required to evidence consummation of the transactions contemplated by the Operative Documents, including without, limitation, the sale and lease back to VLM of the Other Aircraft contemporaneously with the sale hereunder and upon the same terms and conditions as the Aircraft;

                  (vi) All conditions precedent to the obligations of Purchaser (as "Lessor") under, and as set forth in the Lease shall have been met to the reasonable satisfaction of Purchaser, including, without limitation, that all relevant filings with respect to Purchaser's ownership, the Lease and the security interest of the Lessor's Lender have been made or shall be made promptly upon or after Closing;

                  (vii) Purchaser shall have received reasonably satisfactory evidence of the absence of any liens or encumbrances (recorded or otherwise) affecting or pertaining to the Aircraft, Seller's title, and/or Seller's ability to transfer good and marketable title to the Aircraft at Closing, free and clear of any lien, claim or encumbrance whatsoever, or, if the claim of any lender or secured party to Seller shall have or claim any such interest, and Purchaser and the Lessor's Lender shall have received reasonably satisfactory evidence of the due and prompt release of any lien, claim or encumbrance of any lender or secured party to the Seller upon payment of the Purchase Price under this Sale Agreement to such lender or secured party;

                  (viii) Without limiting the obligation of Seller to pay and indemnify the Purchaser for such taxes pursuant to this Sale Agreement and the Lease, the Purchaser shall be satisfied that, at the time of the sale to Purchaser under this Sale Agreement, the Aircraft is located in a jurisdiction that will not cause any sale, use, excise, transfer, gross receipts, value added or similar taxes, fees or charges to be levied against the Purchaser under any applicable law; and

                  (ix) Purchaser shall have received such other corporate certificates, instruments, agreements, documents and evidence as the Purchaser or its Dutch counsel may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Documents to which Seller is a party, the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Sale Agreement, including the issuance of a legal opinion of counsel to Seller with respect thereto and to title conveyed;


         (b) Conditions Precedent to Seller's Obligations. It shall be a condition precedent to Seller's obligations to consummate the transactions contemplated hereunder that:

                  (i) the items to be delivered by Purchaser at Closing set forth in Section 3(d) shall be delivered to Seller;

                  (ii) the Purchaser shall have executed and delivered the Operative Documents to which Purchaser is a party or which are required to be delivered by Purchaser;

                  (iii) Seller shall have received:

                    (A) a copy of the Purchaser's statutes, articles of incorporation or association and other constituent documents certified as of the Closing Date by a duly authorized officer of Purchaser as being true, correct and current;

                    (B) a copy of the resolutions of the Board of Directors of Purchaser certified as of the Closing Date by a duly authorized officer of Purchaser duly authorizing execution, delivery and performance by of this Sale Agreement and all other Operative Documents;

                    (C) an incumbency certificate as to the person or persons authorized to execute and deliver this Sale Agreement on behalf of Purchaser and all documents, including all Operative Documents, described herein required to be executed and delivered by Purchaser hereunder;

                (iv) Seller shall have received all other documentation and third party consents reasonably necessary to consummate the transactions contemplated by the Operative Documents;

        (c) Seller's Deliveries at Closing. Subject to the terms and conditions hereof, at the time of Closing, the Seller shall deliver the following documents to Purchaser:

                  (i) the Bill of Sale and Deed of Transfer for each Aircraft, duly executed by Seller;

                  (ii) the Cross Receipt and Acceptance Certificate with respect to each Aircraft in the form of Exhibit B, duly executed by Seller;

                  (iii) the Lease (duly executed by VLM), together with all documents required to be executed and delivered to Purchaser thereunder and hereunder, all, as applicable, duly executed by VLM;

                  (iv) such other instruments, certificates, opinions and documents which, in the reasonable opinion of Purchaser, the Lessor's Lender and their respective counsel, need to be executed and delivered by Seller on or before the Closing Date in order to consummate the transactions contemplated hereby and meet the conditions set forth in
         Section 3 (a) and (b), as applicable, including, without limitation, any additional document of conveyance of title to the Aircraft in compliance with or required by Dutch law.

          (d) Purchaser's Deliveries at Closing. Subject to the terms and conditions hereof, at the time of Closing, Purchaser shall deliver the following to Seller:

                  (i) The Purchase Price for each Aircraft in the amount specified in Section 2(b) hereof in the manner specified thereby;

                  (ii) Cross Receipt and Acceptance Certificate in respect to each Aircraft in the form of Exhibit B, duly executed by Purchaser;

                  (iii) the Lease, together with all documents required to be executed and delivered to Seller thereunder and hereunder, all duly executed by Purchaser;

                  (iv) such other instruments, certificates and documents as needed, in the reasonable opinion of Seller, to be executed and delivered in order to consummate the transactions contemplated hereby and meet the conditions set forth in Sections 3 (a) and (b) above.

          (e)  Delivery and Acceptance; Risk of Loss.

                  (i) Upon the Closing of the purchase and sale, Seller shall
(i) cause VLM to enter into the Leases and cause all the conditions specified in each Lease to be fully satisfied; and (ii) cause VLM to accept delivery of the Aircraft under each Lease in accordance with the terms of each Lease. Such a delivery to VLM under each Lease shall be deemed to be delivery of the Aircraft to Purchaser hereunder.

                  (ii) Title and risk of loss to the Aircraft shall pass or transfer from Seller to Purchaser under this Sale Agreement upon the last of the following to occur: (A) payment of the Purchase Price by Purchaser to Seller and the simultaneous delivery by Seller to Purchaser of each Bill of Sale, and (B) the execution of the Deed of Transfer by the Seller and the Purchaser and recordation of the Deed of Transfer in the Aircraft Record in The Netherlands (Register voor Teboekgestelde Luchtvaartuigen), each to occur at the time of Closing.

                  (iii) If, after December 2, 2005 and before Closing, either Aircraft is destroyed or was damaged, Seller shall notify Purchaser thereof and upon receipt of such notice, this Sale Agreement, (A) in the case of destruction of an Aircraft, shall terminate as to such Aircraft without further act of either party, and (B) in the case of damage to an Aircraft, shall terminate as to such Aircraft at the option of Purchaser and upon notice to Seller, and upon either of such terminations, thereafter, neither party shall have any further rights or obligations with respect to, the purchase of the affected Aircraft.

          Section 4. No Express or Implied Warranties

          (a) With respect to the Aircraft, Purchaser acknowledges that:

 EXCEPT FOR THE WARRANTY OF TITLE TO EACH AIRCRAFT AS SET FORTH IN SECTION 5(b)(v) HEREOF AND IN THE BILL OF SALE AND THE OTHER REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5(b) HEREOF, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE AIRCRAFT CONDITION AS CONTEMPLATED BY THIS SALE AGREEMENT. THE AIRCRAFT ARE BEING ACQUIRED BY PURCHASER ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS.

         Section 5.        Representations and Warranties.

          (a) Representations and Warranties - Purchaser. Purchaser represents and warrants to Seller upon execution hereof and at Closing that:

                  (i) Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America, and it has the power and authority to own its assets and carry on its business as presently carried on;

                  (ii) the execution, delivery and performance of the Operative Documents to which it is a party and the consummation of the transactions contemplated thereby have been (or by Closing will have been) duly authorized by all necessary action of Purchaser;

                  (iii) assuming the validity of execution and delivery by any other parties other than the Purchaser, the Operative Documents when executed and delivered by Purchaser constitute or will constitute legal, valid and binding obligations of Purchaser and enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally;

                  (iv) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Operative Documents to which Purchaser is a party will in no way exceed the powers granted to Purchaser, or violate in any respect any provision of, or cause a breach or default of:

                  (A) any law or regulation or any order or decree of any governmental authority, agency or court or generally accepted interpretation thereof or any judgment, decree or permit to which Purchaser is subject; and

                  (B) any resolution of the directors or shareholder of Purchaser; or any mortgage, charge, deed, contract or other undertaking or instrument of Purchaser;

                  (v) there are no pending or, to the knowledge of Purchaser, threatened actions, or proceedings against, as the case may, be, before any court, arbitrator or administrative agency which, if adversely determined, would materially adversely affect the ability of Purchaser to perform its obligations under this Sale Agreement or any of the other Operative Documents to which it is a party on the Closing Date.

          (b) Representations and Warranties - Seller. Seller represents and warrants to Purchaser upon the execution hereof and at Closing that:

                  (i) Seller is a public company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated organized and validly existing under the laws of the country of The Netherlands, and it has the power and authority to own its assets and carry on its business as presently carried on;

                  (ii) the execution, delivery and performance of the Operative Documents to which it is a party and the consummation of the transactions contemplated thereby have been (or by Closing will have been) duly authorized by all necessary action of Seller;

                  (iii) assuming the validity of execution and delivery by any other parties other than the Purchaser, the Operative Documents when executed and delivered by Seller constitute or will constitute legal, valid and binding obligations of Seller and enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally;

                  (iv) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Operative Documents to which Seller is a party will in no way exceed the powers granted to Seller, or violate in any respect any provision of, or cause a breach or default of:

                  (A) any law or regulation or any order or decree of any governmental authority, agency or court or generally accepted interpretation thereof or any judgment, decree or permit to which Seller is subject; or

                  (B) the Articles of Association of Seller or any resolution of the board of directors or shareholders of Seller; or any mortgage, charge, deed, contract or other undertaking or instrument of Seller;

                  (v) Seller shall be, at the time of Closing, the legal and beneficial owner of each Aircraft, and upon the Closing, Seller shall convey good and valid title to each Aircraft, free and clear of any claims, liens, security interests, encumbrances or rights of others of any nature whatsoever (except for any lien of the Lessor's Lender), and that such warranty includes the following further representation warranty of Seller that, at Closing, Seller shall possess and convey to Purchaser under each Bill of Sale all good and valid title to the Engines, and Propellers and landing gear identified in the attachments to the respective Exhibit B hereto, regardless of whether or not such equipment is installed on the Aircraft upon Closing and if not so installed at Closing, Seller hereby represents and warrants that such equipment is only temporarily not installed on the Aircraft. Seller will warrant and defend such title (as represented under the foregoing) forever against all claims and demands;

                  (vi) there are no pending or, to the knowledge of Seller, threatened actions, or proceedings against, as the case may, be, before any court, arbitrator or administrative agency which, if adversely determined, would materially adversely affect the ability of Seller to perform its obligations under this Sale Agreement or any of the other Operative Documents to which it is a party on the Closing Date; and

                  (vii) Since December 2, 2005, neither Aircraft has been subject to a total loss or any damage.

          Section 6.       Additional Covenants and Agreements of Purchaser.

          (a) Effective at Closing, Seller shall and does hereby assign, transfer and set over to Purchaser, any and all warranties, service life policies, product support agreements and guaranties of manufacturers and maintenance, supply and overhaul and repair facilities pertaining to each of the Aircraft, and any and all equipment associated therewith, if and to the full extent the same are assignable and transferable. Upon request of Purchaser, Seller shall give Purchaser all assistance in enforcing the rights of Purchaser (in the name of Seller or otherwise) arising under such warranties.

         (b) Seller agrees to indemnify, reimburse and hold harmless Purchaser and its shareholders, directors, servants, agents, employees, subcontractors, successors and assigns, from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including costs of investigation and attorney's fees and expenses, which may result from or arise in any manner out of, or in relation to breach or default of Seller's representations and warranties contained in the Operative Documents, including, without limitation, breach of Seller's warranty of title as set forth herein and in the Bill of Sale.

         (c) Seller shall be responsible for and shall indemnify, defend and hold Purchaser and its shareholders, directors, servants, agents, employees, subcontractors, successors and assigns, harmless, on demand, and on an after-tax basis, from and against all taxes assessed by any governmental entity, agency or instrumentality of any country, excluding the United States, whether state or federal, in connection with the sale of the Aircraft to Purchaser. For purposes of this Sale Agreement, the term "taxes" shall mean all taxes, levies, imposts, duties, withholdings, or charges of similar nature, including, without limitation, any corporation, capital gains, income, gross receipts, franchise, transfer, sales, use, ad valorem, business, occupation, personal property, stamp, document or other taxes whatsoever imposed by any national local taxing or fiscal authority or agency, together with interest thereon and penalties in respect thereof, and "taxation" shall be construed accordingly.

          (d) The indemnities set forth in this Section 6 shall survive the closing of the purchase and sale transaction set forth in this Sale Agreement.

         Section 7.        Transaction Costs.

Except as otherwise expressly stated in this Sale Agreement or the other Operative Documents, each party shall be responsible for its own expenses (and that of its respective counsel) incurred in connection with the negotiation, preparation and execution of the Operative Documents and consummation of the sale and lease transaction contemplated hereby; provided, however, the parties acknowledge that VLM has agreed to bear certain fees, costs and expenses incurred by Lessor, as more fully set forth in each Lease and the sale agreement between VLM and Purchaser with respect to the Other Aircraft.


         Section 8. RESERVED

         Section 9.        Miscellaneous.

          (a) Notices. All notices required or permitted hereunder shall be in writing and may be either personally delivered, faxed, telexed or sent by a reputable international courier service addressed as follows:

 If to Purchaser:

                                    AeroCentury Corp.
                                    1440 Chapin Avenue, Suite 310
                                    Burlingame, CA, 94010
                                    Attn: Chief Operating Officer
                                    Fax:    (650) 696-3929
                                    Telephone: (650) 340-1880

If to Seller:              Denim Air Lease & Finance B.V.
                                    Luchthavenweg 31
                                    5657 EA
                                    Eindhoven, The Netherlands
                                    Attn: CEO
                                    Fax: 31 40 235 21 19


 or at such other address as either party gives to the other from time to time through proper notice. Any such notice shall be effective and shall be deemed to have been given when received at the addresses set forth above, as such addresses are modified as set forth above.

         (b) Nonwaiver; Remedies Cumulative. No covenant or condition of this Sale Agreement can be waived except by the written consent of the party to be charged with such waiver. Forbearance or indulgence by any party in any regard whatsoever shall not constitute a waiver of the covenant or condition to which such forbearance or indulgence may relate, and until complete performance thereof, or the written waiver thereof, the forbearing or indulging party shall be entitled to invoke any remedy available to it under this Sale Agreement or by law or in equity or otherwise despite such forbearance or indulgence. No right or remedy of any party provided for herein is exclusive of any other right or remedy, but all such rights and remedies are cumulative of every other right and remedy provided for herein, at law, in equity, by statute, or otherwise, and may be exercised concurrently or separately from time to time. The prevailing party shall be entitled to attorney's fees and forum costs.

         (d) Applicable Law. This Sale Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California, USA (without regard to any conflicts of law rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

          (e) Severability. Any provision of this Sale Agreement which may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

                  (f) Waiver of Jury Trial. BY ITS SIGNATURE BELOW WRITTEN EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SALE AGREEMENT OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS SALE AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SALE AGREEMENT, ANY OPERATIVE DOCUMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS SALE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (g) Consent to Jurisdiction. Each of Purchaser and Seller irrevocably agrees that any legal action or proceedings arising out of or in connection with this Sale Agreement may be brought in any California court or any United States Federal Court sitting in the State of California, which shall have the exclusive jurisdiction to settle any disputes arising out of or in connection with this Sale Agreement and irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each of Purchaser and Seller irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient forum.

          (h) Further Assurances. Purchaser and Seller will promptly, at any time and from time to time, execute and deliver to each other, such further instruments and documents, and take such further action, as Purchaser and Seller, as the case may be, may from time to time reasonably request and which is necessary to carry out this Sale Agreement and to establish and protect the rights, interests, and remedies created in favor of Purchaser and Seller.

         (i) Exclusivity. This Sale Agreement is the complete and exclusive statement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, negotiations and undertakings between the parties hereto with respect to the subject matter hereof.

          (j) No Broker. Purchaser and Seller each hereby represent to the other that it has not directly or indirectly employed or otherwise procured any broker in connection with the sale of the Aircraft hereunder for whose compensation any of the other parties is responsible or liable. Each party agrees to pay, indemnify, and hold harmless the other from and against any and all liabilities, losses, costs, damages, claims and expenses (including attorneys' fees and litigation costs) the other shall ever suffer, incur or be threatened with because of any claim by any broker or agent claiming by, through or under the indemnifying party, whether or not meritorious, for any fee, commission or other compensation with respect to the purchase, sale and leaseback of the Aircraft.

                  (k) Assignment. Purchaser shall have the right to transfer, assign or delegate all, or any portion of its rights and obligations under this Sale Agreement and the other Operative Documents, as security to any lender to Purchaser, including without limitation, the Lessor's Lender, or otherwise, and upon request of Purchaser, Seller shall execute any all documents or certifications reasonably requested by Seller necessary to effect such transfer, assignment or delegation and with respect to any such transfer, assignment or delegation by Purchaser.

          (l) Confidentiality. Each party to this Sale Agreement agrees that it will treat this Sale Agreement, each of the other Operative Documents, and the contents thereof as privileged and confidential and will not disclose, or cause to be disclosed, the terms, hereof or thereof to any Person, except that any such information may be disclosed (a) to the extent necessary in connection with the enforcement of such party's rights under any Operative Documents, (b) to such party's agents, attorneys and accountants, (c) to the extent required pursuant to applicable law or by any governmental authority (including pursuant to any applicable SEC regulations and as may be required by the any governmental authority in The Netherlands), (d) to the extent that prior to such disclosure, such information is publicly available (if such availability is not the result of the disclosing party's breach of this subsection (l), and
 (e) with the prior written consent of all parties hereto.

          (m) Counterparts. This document may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same original.

          IN WITNESS WHEREOF, the parties hereto have executed this Sale Agreement on the date first set forth above.


PURCHASER
AEROCENTURY CORP.


By: ____________________


Title: _________________


SELLER
DENIM AIR LEASE & FINANCE B.V.

 By: ____________________


Title: _________________

                                   SCHEDULE 1

                       AIRCRAFT SUBJECT TO SALE AGREEMENT



         Airframe:                  Fokker 27, MK 050
         --------
                                    Registration Number: PH-LMT
                                    Manufacturer Serial Number: 20192

         Engines:                   Two (2) Pratt and Whitney 125B Engines,
         -------
                                    Manufacturer's Serial Numbers:
                                    LH 124021 and RH 124337

         Propellers:                Two (2) Dowty-Rotol Propellers,
         ----------
                                    Manufacturer's Serial Numbers:
                                    LH DRG/1318/88 and RH DAASG930241

         Landing Gear:              Dowty Main and Nose Landing Gear,
         ------------
                                    Manufacturer's Serial Numbers:
                                    Nose: DRG/2812/86, Main: LH DRG/4583/88
                                    and RH DRG/2045/90

                                    AND

         Airframe:                  Fokker 27, MK 050
         --------
                                    Registration Number: PH-FZG
                                    Manufacturer Serial Number: 20202

         Engines:                   Two (2) Pratt and Whitney 125B Engines,
         -------
                                    Manufacturer's Serial Numbers:
                                    LH 125032 and RH 124204

         Propellers:                Two (2) Dowty-Rotol Propellers,
         ----------
                                    Manufacturer's Serial Numbers:
                                    LH DRG/4366/88 and RH DRG/5913/90

         Landing Gear:              Dowty Main and Nose Landing Gear,
         ------------
                                    Manufacturer's Serial Numbers:
                                    Nose: DLG0016, Main: LH DRG/375/88 and
                                    RH DCL DLG0030

                                    EXHIBIT A

                                  BILL OF SALE



KNOW ALL MEN BY THESE PRESENT THAT, Denim Air Lease & Finance B.V., a private company with limited liability, incorporated under the laws of The Netherlands ("Seller") for good and valuable consideration paid to Seller by or on behalf of AeroCentury Corp., a United States Delaware corporation ("Purchaser") does, upon delivery of this document to Purchaser, hereby grant, convey, bargain, sell, transfer and deliver unto Purchaser, its successors, assigns and beneficiaries, all of Seller's right, title and interest in and to the following described equipment (the "Aircraft"):

(a)

[TO BE COMPLETED WITH SAME INFORMATION AS CROSS - RECEIPT]




(b) all appliances, parts, instruments, accessories, furnishings, components and other items of equipment on said airframe, engines, and propellers, including landing gear, installed or incorporated therein or attached thereto;

(c) all manuals, logbooks, flight records, and all historical maintenance, modification and overhaul records relating to the foregoing in the possession of Seller,

including as the "Aircraft" is further described in the Aircraft Lease Agreement which is delivered on the date hereof to Seller as "Lessee" by Purchaser, as "Lessor" thereunder.

Seller hereby warrants to the Purchaser, its successors, and assigns that Seller is the lawful owner of good and marketable legal and beneficial title in and to the Aircraft, that Seller has the right to sell the same, that title to the Aircraft and every part thereof, is free and clear of all claims, liens, encumbrances and rights of others of any nature whatsoever, that there is hereby conveyed to the Purchaser good, valid and marketable title to the Aircraft, and that Seller will defend such title forever against all claims and demands whatsoever.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its authorized officer on this ___ day of ___________ 2005.


DENIM AIR LEASE & FINANCE B.V.


By:________________________________

Printed Name: _____________________

Title: ____________________________

                                    EXHIBIT B

                    CROSS RECEIPT AND ACCEPTANCE CERTIFICATE



1. AeroCentury Corp., a United States Delaware corporation ("Purchaser") hereby acknowledges that on this ___ day of _________, 2005 at _____ o'clock _.M. ____________ time,

Purchaser did receive and accept delivery from Denim Air Lease & Finance B.V. ("Seller"), holding all title, of that certain used



[DETAILS TO BE INSERTED ON FINALS]



and all the appliances, accessories, parts, instruments, modules, components, radar, radio and other items of equipment on such airframe, engines, propellers, including landing gear, and all available manuals and records of maintenance and repair thereof which are in the possession of Seller as further described in the attached descriptions and specifications (collectively, the "Aircraft"), at Eindhoven, The Netherlands pursuant to the terms of that certain Sale and Purchase Agreement (the "Sale Agreement") dated as of December 22, 2005. Purchaser acknowledges that the Aircraft is in compliance with the Sale Agreement, has been fully inspected by Purchaser and is in all respects acceptable to Purchaser.

 2. Seller hereby acknowledges receipt from the Purchaser of the full Purchase Price as set forth in Section 2(b) of the Sale Agreement.

Executed as of the time and date first shown above.



AEROCENTURY CORP.                           DENIM AIR LEASE & FINANCE B.V.


BY: ___________________                     BY: ___________________

TITLE: ________________                     TITLE: ________________

                         Aircraft Records and Documents
                        [TO BE SUPPLIED BY ACY TECHNICAL]

                                    EXHIBIT C

                                DEED OF TRANSFER